EXHIBIT 21.1

SUBSIDIARIES OF GOFISH CORPORATION

Internet Television Distribution Inc., a Delaware corporation

GoFish Technologies, Inc., a California corporation

BM Acquisition Corp., Inc., a Delaware corporation